Exhibit (3)(i)(e)

STATE OF IDAHO

DEPARTMENT OF STATE

CERTIFICATE OF AMENDMENT OF

IDAHO GENERAL MINES, INC.

I, PETE T. CENARRUSA, Secretary of State of the State of Idaho hereby, certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of IDAHO GENERAL MINES, INC. duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

DATED March 18, 1985.

/s/ Pete T. Cenarrusa, Secretary of State

/s/ Lara Flynn, Corporation Clerk

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CERTIFICATE AMENDING

ARTICLES OF INCORPORATION

OF

IDAHO GENERAL MINES, INC.

We certify to the following:

1.

A special annual meeting of the shareholders of IDAHO GENERAL MINES, INC., a corporation organized and existing under the laws of the State of Idaho, maintaining its principal place of business at Wallace, Idaho, was held on the 11th day of January, 1985, at the hour of 1:30 p.m. (PST) at the offices of Hull, Hull & Branstetter Chartered, located at 415 Seventh Street in Wallace, Idaho.

2.

Notice of said meeting and its purposes were given, in the time and manner required by law, to each shareholder of said company entitled to vote at said meeting.

3.

At the time of said meeting the capital stock of the company was $300,000 divided into 3,000,000 nonassessable common shares of the par value of $0.l0 per share, all of which were outstanding, and entitled to vote on the Proposed Amendment.

4.

1,533,181 of said shares were represented  at said meeting in person or by proxy.

5.

Article Sixth of the Articles of Incorporation of Idaho General Mines, Inc. was duly amended to read as follows:

“SIXTH – The total authorized capital stock of this corporation shall be $2,500,000.00 divided into 25,000,000 common shares having a par value of $.10 each.”

1,521,481 shares were voted in favor of said amendment and 31,600 shares were voted against said amendment.

DATED this 14th day of March, 1985.

IDAHO GENERAL MINES, INC.

/s/ Piatt Hull, President

/s/ Melissa Scheffelmaier, Secretary

State of

)

) ss.

County of

)

I, Benjamin R. Simpson, a notary public, do hereby certify that on this 14th day of March, 1985, personally appeared before me Piatt Hull and Melissa Scheffelmaier, who being by me first duly sworn, declared that they are the President and Secretary of Idaho General Mines, Inc., that they signed the foregoing documents as President and Secretary of the corporation, and that the statements therein contained are true.

/s/ Benjamin R. Simpson

Notary Public for Idaho, Residing at Cataldo, Idaho

My Commission expires: Lifetime

No. 15281-1

Idaho General Mines, Inc.

Approved, filed and admitted to the corporation records of the State of Idaho March 18, 1985 at 9:14 a.m.

Filing Party:  Hull, Hull & Branstetter

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